UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

The Office of the Comptroller of Currency, (the “OCC”), notified Solera National Bank (the “Bank”), a national bank and a subsidiary of Solera National Bancorp, Inc. that as a result of the Bank’s continuing improvement the OCC has terminated the Amended Consent Order, (the “Order”), effective June 29, 2012.  The Bank and the OCC, the Bank’s primary banking regulator, entered into the Order on December 16, 2010.  The Order was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K previously filed on December 22, 2010.   A copy of the Termination of the Amended Consent Order by and between Solera National Bank, Lakewood, Colorado and the Comptroller of the Currency is furnished as Exhibit 10.1 to this Form 8-K.  Additionally, a copy of the press release announcing that the Bank is no longer subject to any formal or informal regulatory agreement is furnished as Exhibit 99.1 to this Form 8-K.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Termination of the Amended Consent Order dated June 29, 2012.

99.1	Press Release issued July 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: July 5, 2012	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer